Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 31, 2005, relating to the financial statements and financial highlights which appears in the May 31, 2005 Annual Report to Shareholders of Hallmark Capital Appreciation Fund (formerly Reserve Blue Chip Growth Fund), Hallmark Informed Investors Growth Fund, Hallmark International Equity Fund, Hallmark International Small-Cap Fund, Hallmark Large-Cap Growth Fund, Hallmark Small-Cap Growth Fund, Hallmark Strategic Growth Fund and Hallmark Mid-Cap Growth Fund (constituting Hallmark Equity Series Trust, formerly, Reserve Private Equity Series), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
July 26, 2005

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to references to us in this Registration Statement on Form N-1A of Hallmark Capital Appreciation Fund (formerly, Reserve Blue Chip Growth Fund), Hallmark Informed Investors Growth Fund, Hallmark International Equity Fund, Hallmark International Small-Cap Fund, Hallmark Large-Cap Growth Fund, Hallmark Small-Cap Growth Fund, Hallmark Strategic Growth Fund and Hallmark Mid-Cap Growth Fund (constituting Hallmark Equity Series Trust, formerly, Reserve Private Equity Series).

Tait, Weller & Baker
July 22, 2005